Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Insured Tax-Free Advantage Municipal Fund
333-100320, 811-21213


A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, and subsequently adjourned to October 22, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a
 new
investment
 management
agreement

 Common and
 MuniPreferred
 shares voting
 together as a
 class

  MuniPreferred
 shares voting
 together as a
 class



   For

            9,511,149

                          -
   Against

               493,423

                          -
   Abstain

               534,118

                          -
   Broker
Non-Votes

            3,494,613

                          -
      Total

            9,511,149

                          -
To ratify the
 selection of
Ernst &
Young LLP
as the
independent
registered
public
accounting
firm for the
current fiscal
 year


   For

          13,583,871

                          -
   Against

               126,882

                          -
   Abstain

               322,550

                          -
      Total

          14,033,303

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 018719.